Exhibit 4.1

Universe Energy Partners, LP

Units of Limited and Additional General Partnership Interest

SUBSCRIPTION BOOKLET

Offering Price: $25,000 per Unit

Minimum Purchase: $10,000 (0.40 Unit)

Please read the enclosed Instructions to Subscribers and complete the enclosed Subscription Agreement.

EACH INVESTOR IS SUBJECT TO LIMITATIONS ON THE AMOUNT HE OR SHE MAY INVEST, AS SET OUT HEREIN, UNLESS SUCH INVESTOR IS OTHERWISE AN “ACCREDITED INVESTOR” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)). THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Instructions to Subscribers

If you wish to purchase units of limited and/or additional general partnership interest in Universe Energy Partners, LP (the “Partnership”) as described in the Offering Circular, please complete the following steps:

1.	Complete, sign and date the signature page of the Subscription Agreement.

2.	If you wish for us to supply tax return information directly to your tax return preparer or financial professional, you must complete and sign the Schedule K-1 Release Form.

3.	Complete, sign and date the Suitability Questionnaire.

4.	Return this Subscription Booklet, along with payment of the purchase price for the units you wish to purchase, to the following address:

Universe Energy Partners, LP

Premier Place

5910 North Central Expressway, Suite 370

Dallas, Texas 75206

Attention: David Vaughan

Offerees must deliver this booklet (“Subscription Booklet”) no later than 5:00 p.m. Central Standard Time on _________, unless the offering is completed, extended, withdrawn or terminated sooner. If you have any questions concerning this offering or how to complete this Subscription Booklet, please contact David Vaughan at Premier Place, 5910 North Central Expressway, Suite 370, Dallas, Texas 75206, telephone: (972) 885-6799.

When required by the context, use in this Subscription Booklet of the singular shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice-versa.

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EXHIBIT B TO OFFERING CIRCULAR
SUBSCRIPTION AGREEMENT

I hereby agree to purchase:

_______Unit(s) of Limited Partner and/or Additional General Partner interest in Universe Energy Partners, LP (the “Partnership”). Enclosed is my check in the amount of $ ______________________, payable to “Universe Energy Partners, LP” representing my capital contribution of $25,000 per Unit subscribed.

Type of Units Purchased:
☐	Units as an Additional General Partner	☐	Units as a Limited Partner
IF NO SELECTION IS MADE, THE PARTNERSHIP CANNOT ACCEPT YOUR SUBSCRIPTION AND WILL HAVE TO RETURN THIS SUBSCRIPTION AGREEMENT AND YOUR MONEY TO YOU.

________(initial) My completion and execution of this Subscription Agreement also constitutes my execution of the Limited Partnership Agreement and, if applicable, the Certificate of Formation of the Partnership. If this Subscription is accepted, I agree to be bound and governed by the provisions of the Limited Partnership Agreement of the Partnership. With respect to this purchase, being aware that Universe Energy LLC (“Universe MGP”), as the general partner, may sell to me only if I qualify according to the express standards stated herein and in the offering circular of the Partnership dated October 28, 2021 (the “Offering Circular”), I represent that (initial all that apply):

(a)	_____	I have received a copy of the Offering Circular.

(b)	_____	I understand that Universe MGP, in its sole discretion and for any reason, may accept or reject this Subscription Agreement and tender of my subscription amount, in whole or in part.

(c)	_____	I understand that (1) I have received and read a copy of the Offering Circular, including all exhibits and supporting documents; (3) I have had the opportunity to obtain all additional information desired in order to supplement the material contained in the Offering Circular; and (4) I have been advised in writing by Universe MGP that I must be prepared to bear the economic risk of my participation in the Partnership for an indefinite period because of the substantial restrictions on the transfer of Units as described in the Offering Circular, the Limited Partnership Agreement and this Subscription Agreement.

(d)	____	I understand and acknowledge that the Limited Partnership Agreement contains certain provisions restricting the transfer of the Units I am subscribing for and that I will be bound by those restrictions. If this Subscription Agreement is accepted, in whole or in part, I agree that I will not sell or attempt to sell all or any part of the Units allocated to me unless I have complied with the restrictions on transfer contained in the Limited Partnership Agreement.

(e)	____	Except as set forth below, I am purchasing Units for my own account.

(f)	____	I certify that the number shown as my Social Security or Taxpayer Identification Number in this Subscription Agreement is correct.

(g)	____	I represent that I have the right, power and authority to enter into this Subscription Agreement, the Limited Partnership Agreement, to become a Partner and to perform my obligations hereunder and thereunder.

(h)	____	I acknowledge that an investment in the Units is not liquid.

(i)	____	I acknowledge and understand that upon my acceptance as a Partner I will come into possession of non- public, confidential and/or proprietary information that relates to the Partnership (“Confidential Information”) including, but not limited to, information that relates to the individual Partners as well as the business of the Partnership, and any other information that the Partnership or Universe MGP believes would be detrimental to the Partnership or partners if disclosed to the public or to a third party (whether specifically designated by the Partnership or general partner as such or otherwise). I agree that, in exchange for access to the Confidential Information and the rights to which I will be entitled as a Partner, I will hold all Confidential Information in trust for the Partnership and will not: (i) use the Confidential Information for any purpose other than the benefit of the Partnership; or (ii) disclose to any person or entity any Confidential Information except when necessary for legitimate Partnership purposes. I acknowledge and agree that in the event of any breach of this provision the Partnership would be irreparably and immediately harmed and could not be made whole by monetary damages. Accordingly, the undersigned agrees that in addition to any other remedy to which the Partnership may be entitled at law or in equity, the Partnership shall be entitled to an injunction (without posting of bond and without proof of actual damages) to prevent further breaches of this provision.

(j)	____	If a fiduciary, I am purchasing for a person or entity having the appropriate income and/or net worth specified in (b) above.

THE ABOVE REPRESENTATIONS DO NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT I MAY HAVE UNDER ANY APPLICABLE FEDERAL OR STATE SECURITIES LAW.

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Re: UNIVERSE ENERGY PARTNERS, LP - A Texas Limited Partnership

Please complete the following:

Primary Subscriber	Individual or Trust		Co-Subscriber Individual or Trustee
Name(First)	Middle	Last	Name(First)	Middle	Last
Home Street Address(No P.O. Boxes)			Home Street Address(No P.O. Boxes)
City, State & Zip			City, State & Zip
Mailing Address (If different from above)			Mailing Address (If different from above)
Home Phone Number Cell Phone Number	Business Phone Number		Home Phone Number Cell Phone Number	Business Phone Number
Email Address			Email Address

Date of Birth (mm/dd/yyyy)	Social Security No. (Tax ID)	Date of Birth (mm/dd/yyyy)	Social Security No. (Tax ID)
Driver’s License Number & State		Driver’s License Number & State
Countries of Citizenship ☐ USA ☐ Other _____	Country of Legal Residence ☐ USA ☐ Other _____	Countries of Citizenship ☐USA ☐Other _____	Country of Legal Residence ☐USA ☐ Other____
Are you employed by a registered securities broker\dealer, investment advisor, bank or other financial institution? o Yes ο No		Are you employed by a registered securities broker\dealer, investment advisor, bank or other financial institution? o Yes ο No
Are you a director, 10% shareholder or policy-maker of a publicly traded company? ο Yes ο No		Are you a director, 10% shareholder or policy-maker of a publicly traded company? ο Yes ο No
Marital Status ☐ Single ☐ Married ☐ Divorced		Marital Status ☐ Single ☐ Married ☐ Divorced

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Investors are required to execute their own Subscription Agreements. Universe MGP will not accept any Subscription Agreement that has been executed by someone other than the investor or in the case of fiduciary accounts by someone who does not have the legal power of attorney to sign on the investor’s behalf.

NOTICES

An investment in the Units is not liquid.

SIGNATURE AND POWER OF ATTORNEY

I hereby appoint Universe Energy LLC, with full power of substitution, my true and lawful attorney to execute, file, swear to and record any Certificate(s) of Formation or amendments thereto (including but not limited to any amendments filed for the purpose of the admission of any substituted partners) or cancellation thereof, including any other instruments that may be required by law in any jurisdiction to permit qualification of the Partnership as a limited partnership or for any other purpose necessary to implement the Limited Partnership Agreement, and as more fully described in the Limited Partnership Agreement.

DATED: ________________________, 20___.

Subscription for ___________ Unit(s), at $25,000 per Unit totaling $__________. Payable $25,000 per unit at time of subscription.

Amount Enclosed: $__________

_______________________________

Printed Name(s) for Ownership of Record

________________________________________

Subscriber’s Printed Name(s) for Ownership Record

______________________________

Subscriber’s Signature

Co-Subscriber’s Printed Name(s) for Ownership Record	Co-Subscriber’s Relationship to Subscriber

_______________________________

Co-Subscriber’s Signature

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Title to Units to be held as follows:

☐ Individual Ownership

☐ Joint Tenants with Right of Survivorship (both persons must sign)

☐ Tenants in Common (both persons must sign)

☐ Other

If you choose “Other,” then please describe below and include supporting documentation. For example: corporation, LLC, partnership, or trust (other forms of ownership)

Documentation required: Trust documents, Certificate of Formation, Articles or Certificate of Incorporation or Partnership Agreement (or equivalent document).

Address for Notices, if different from that shown on page B-3:

____________________________________________________

Street

_______	_______	_______
City	State	Zip Code

I utilize the calendar year as my federal income tax year, unless indicated otherwise as follows:

Other federal income tax year (if applicable):

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Re: UNIVERSE ENERGY PARTNERS, LP - A Texas Limited Partnership

Please choose from ONE of the following options:

1. ALTERNATIVE DISTRIBUTION ADDRESS	ELECTRONICALLY DEPOSITED
(ACH Transactions ONLY; NOT FOR WIRE USE)
Name of
Financial Institution: _________________
ABA Number: ___________________	Account Number: ______________
Name on Account:_____________________

Type of Account: _______Checking/Broker _______ Savings _____________

2. ALTERNATIVE DISTRIBUTION ADDRESS	DISTRIBUTION MAILED TO FINANCIAL INSTITUTION (Account number required)

PAYEE: (Name check

is to be made out to) ______________________

Street or P.O. Box: ______________________

City, State, Zip Code: ____________________

For the Benefit of (Name): ________________

Account Number: ________

3. ALTERNATIVE DISTRIBUTION ADDRESS	OTHER THAN TO ADDRESS OF RECORD

Name: __________________

Address: ________________

City, State, Zip Code: __________

Subscriber's signature is required in order to process information

***Subscriber's Name:       (Print)________________ Date:_____

***Subscriber’s Signature: (Sign) _____________ Date:_________

***Co-Subscriber's Name: (Print)________________ Date:_____

***Co-Subscriber’s Signature: (Sign) _____________ Date:_________

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Re: UNIVERSE ENERGY PARTNERS, LP - A Texas Limited Partnership

ACCEPTANCE OF SUBSCRIPTION

Universe Energy Partners, LP hereby accepts the foregoing subscription as of the _______day of __________, 20__.

Subscription Amount Accepted
☐ Check this box if entire Subscription Amount accepted Other $_______

UNIVERSE ENERGY PARTNERS, LP

By:       Universe Energy LLC,

            Its Managing General Partner

By: _________________

Name: _______________

Title: ________________

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SCHEDULE K-1 RELEASE FORM

Re: Universe Energy, LP - A Texas Limited Partnership

This form authorizes Universe Energy LLC and the Partnership to release your federal tax form Schedule K-1 related to the Partnership to your tax preparer listed below.

1. My Tax Preparer Information

Name

Telephone Number

Address	City	State	Zip

By signing below, I hereby authorize Universe Energy LLC and the Partnership to deliver copies of my federal tax form Schedule K-1 (which includes my Partnership tax information and my social security number) related to the Partnership to my financial professional listed in this Subscription Agreement and to the tax preparer identified below.

If I do not sign below, Universe Energy LLC and the Partnership will not release my Schedule K-1 to my tax preparer. The Partnership and Universe Energy LLC will continue to rely on the information regarding my tax preparer contained in the Subscription Agreement until notified otherwise in writing by me.

2. Signature (If title to units is held as Joint Tenants, both parties must sign.)

Subscriber’s Name (Printed)		Co-Subscriber’s Name (Printed)

Subscriber’s Signature	Date	Co-Subscriber’s Signature	Date

In an ongoing effort to reduce the amount of paper being used and to reduce costs to our Partnership, Universe Energy LLC and the Partnership would like your consent to distribute your Schedule K-1 electronically instead of by mail.

Please let us know if you would like to receive your Schedule K-1 tax information electronically by returning this page with your Subscription Agreement. Your consent means that Universe Energy LLC will no longer send a paper copy of your Schedule K-1 in the mail.

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EXHIBIT C TO OFFERING CIRCULAR
SUITABILITY QUESTIONNAIRE

INSTRUCTIONS

1.	You have been asked to complete this Questionnaire to determine whether or not you are eligible to become a participant in Universe Energy Partners, LP (the “Partnership”). Universe Energy LLC (“Universe MGP”) is the sponsor and managing general partner of the Partnership. The rights of the investor partners are as set forth in the Limited Partnership Agreement of the Partnership filed as an exhibit of the offering circular (the “Offering Circular”) of the Company filed with the Securities and Exchange Commission.

2.	Subscriptions will be accepted only from persons who meet the suitability requirements set forth in the Offering Circular.

3.	ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE AND ANY SUPPORTING DOCUMENTATION DELIVERED BY YOU OR ON YOUR BEHALF IN CONNECTION WITH THIS QUESTIONNAIRE (collectively, the “Investor Information”) WILL BE TREATED CONFIDENTIALLY. However, by providing this information, you understand and agree that the Investor Information may be presented to Universe MGP’s legal, accounting and financial advisors, and to such parties as Universe MGP deems appropriate if called upon to establish that the issuance of interests in the Partnership (i) is exempt from the registration requirements of the Securities Act or other federal securities laws; or (ii) meets the requirements of applicable state securities laws.

4.	Universe MGP will rely upon the accuracy and completeness of the Investor Information in establishing that you meet the suitability requirements to participate in the Partnership. As part of verifying your suitability status, you may be asked to submit supporting documentation as described in the Questionnaire.

5.	This Questionnaire is merely a request for information and is not an offer to sell, a solicitation of an offer to buy, or a sale of interests in the Partnership. You may be required to furnish additional information.

6.	Unless instructed otherwise, please answer each question in the Questionnaire, even if your response is “None” or “Not Applicable.” For any response, you may attach a separate sheet of paper if additional space is necessary for your response.

7.	If you have any questions concerning any of the information requested in this Questionnaire, please contact the Partnership at 972-885-6799.

8.	Please return one signed and dated copy of the Questionnaire along with any supporting documentation to the Partnership at Premier Place, 5910 North Central Expressway, Suite 370 Dallas, Texas 75206, Attention: David Vaughan.

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PART I—PURCHASERS WHO ARE INDIVIDUALS

1.	Investor Status

To be qualified to invest in the Partnership, you must either be an Accredited Investor or limit your purchase price to no more than 10% of the greater of your annual income or net worth. Please check the appropriate representation that applies to you.

☐	The purchase price set out on the signature page (page B-4) to this Subscription Agreement, together with any other amounts previously used to purchase securities in this offering, does not exceed 10% of the greater of my annual income or net worth (as such term is described in the Note below);

or

☐	I am an Accredited Investor (as defined in Rule 501 of Regulation D promulgated under the Securities Act) because I certify that (check all appropriate descriptions that apply):

☐	(a) I am a natural person whose individual net worth, or joint net worth with my spouse, exceeds $1,000,000.

☐ I confirm that my total individual liabilities, or my total joint liabilities together with my spouse, do not exceed $ . I represent that all liabilities necessary to determine my individual net worth, or my joint net worth together with my spouse, for the purpose of determining my status as an accredited investor are reflected in the dollar amount in the preceding sentence.

☐ In addition, I confirm that I have not incurred any incremental mortgage or other debt secured by my primary residence in the 60 days preceding the date of this Questionnaire, and I will not incur any incremental mortgage or other debt secured by my primary residence prior to the date of the closing for the sale of the interests in the Partnership to me. I agree to promptly notify Universe MGP if, between the date of this Questionnaire and the date of the closing for the sale of the interests in the Partnership, I incur any incremental mortgage or other debt secured by my primary residence.

☐	(b) I am a natural person who had individual income exceeding $200,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year.

☐	(c) I am a natural person who had joint income with my spouse exceeding $300,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year.

Note: For the purposes of calculating your net worth, Net Worth is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and the fiduciary directly or indirectly provides funds for the purchase of the Units.

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2. Representations

I represent that:

(a)	I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of an investment in the Partnership.

(b)	I have reviewed the Offering Circular; and I understand the Offering Circular and the risks involved in this offering. I have been given the opportunity to ask questions and obtain material and relevant information from Universe MGP enabling me to make an informed investment decision. All data that I have requested has been furnished to me.

(c)	Any Units I may acquire will be for my own account for investment and not with any view to the distribution thereof, and I will not sell, assign, transfer or otherwise dispose of any of the interests in the Partnership, or any interest therein, in violation of the Securities Act or any applicable state securities law.

(d)	I understand that any interests in the Partnership I may acquire will not be registered under the Securities Act or any applicable state securities law and may not be sold or otherwise disposed of unless it is registered or sold or otherwise disposed of in a transaction that is exempt from such registration.

(e)	If I am subscribing as an accredited investor, I represent I have not incurred any debt secured by my primary residence for the purpose of inflating my net worth to qualify as an accredited investor or for the purpose of raising funds to invest in the Partnership. Between the date I complete this Questionnaire and the date the interests in the Partnership are sold to me, I do not intend to, and will not, incur any debt to be secured by my primary residence for the purpose of either inflating my net worth to qualify as an accredited investor or raising funds to invest in the Partnership.

(f)	If I am subscribing as a non-accredited investor, subscribing in my individual capacity, I represent the purchase price as set out on my signature page to the Subscription Agreement, together with any other amounts previously used to purchase securities in this offering, does not exceed 10% of the greater of my annual income or net worth.

(g)	I understand that Universe MGP will rely upon the completeness and accuracy of my responses to the questions in this Questionnaire in establishing that the contemplated transactions are exempt from the Securities Act and hereby affirm that all such responses are accurate and complete. I will notify Universe MGP immediately of any changes in any of such information occurring prior to the acceptance of my subscription.

Signatures for Individuals:

Name of Individual	Name of Individual
(please type or print)	(please type or print)

Signature of Individual	Signature of Individual

Date:__________	Date: __________

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PART II—PURCHASERS WHO ARE NOT INDIVIDUALS

1. General Information

Name of Entity: ________________________________

Address of Principal Office: _______________________

Type of Organization:____________________________

Date and State of Organization: ____________________

Taxpayer Identification No.: _______________________

2. Investor Status

To be qualified to invest in the Partnership, the entity either must be an Accredited Investor or have revenue or net assets for such purchaser’s most recently completed fiscal year end. Please check the appropriate description which applies to the entity.

☐	(The purchase price set out on the signature page (page B-4) to this Subscription Agreement, together with any other amounts previously used to purchase securities in this offering, does not exceed 10% of the greater of such the entity’s revenue or net assets for such purchaser’s most recently completed fiscal year end;

or

☐	The subscribing entity is an Accredited Investor (as defined in Rule 501 of Regulation D promulgated under the Securities Act) because I, as an authorized representative of the subscribing entity certify that (check all appropriate descriptions that apply):

☐	(a) The entity is a bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

☐	(b) The entity is a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

☐	(c) The entity is an insurance company, as defined in Section 2(13) of the Securities Act.

☐	(d) The entity is an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

☐	(e) The entity is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	(f) The entity is a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐	(g) The entity is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.

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☐	(h) The entity is a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	(i) The entity is a corporation, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring interests in the Partnership and has total assets in excess of $5 million.

☐	(j) The entity is a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring interests in the Partnership, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

☐	(k) The entity is an entity in which all of the equity owners are accredited investors and meet the criteria listed in Part I, Item 1 for Accredited Investors of this Questionnaire.

If you checked (k), please complete the following part of this question:

(1)	List all equity owners of the entity: ___________________________

_________________________________________________________________________________

(2)	Have each equity owner respond individually to Part I of this Questionnaire.

3.	Representations

The undersigned entity represents that:

(a)	It has, and if applicable, its officers, employees, directors or equity owners have such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Partnership.

(b)	The entity has received the Offering Circular; and the entity and understands the Offering Circular and the risks involved in this offering. The entity has been given the opportunity to ask questions and obtain material and relevant information from Universe MGP enabling it to make an informed investment decision. All data that the entity and, if applicable, its purchaser representative, have requested has been furnished to it.

(c)	Any interests in the Partnership the entity may acquire will be for its own account for investment and not with any view to the distribution thereof, and it will not sell, assign, transfer or otherwise dispose of any interests in the Partnership, or any interest therein, in violation of the Securities Act or any applicable state securities law.

(d)	The entity understands that any interests in the Partnership it may acquire will not be registered under the Securities Act or any applicable state securities law and may not be sold or otherwise disposed of unless it is registered or sold or otherwise disposed of in a transaction that is exempt from such registration.

(e)	The entity understands that Universe MGP will rely upon the completeness and accuracy of the undersigned’s responses to the questions in this Questionnaire in establishing that the contemplated transactions are exempt from the Securities Act, and hereby affirms that all such responses are accurate and complete. The entity will notify Universe MGP immediately of any changes in any of such information occurring prior to the acceptance of its subscription.

Signature for Partnership, Corporation or Other Entity:

Print or Type Name of Entity: _________________

Signature:

Print Name: ______________________________

Title: ___________________________________

Date: ___________________________________

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